Exhibig 99.1

Adamas One Receives Nasdaq Notification of Non-Compliance with
Listing Rule 5550(a)(2)

Scottsdale, Ariz., April 17, 2024 – Adamas One Corp. (Nasdaq: JEWL) (“Adamas One,” “Adamas” or the “Company”), The Original Lab-Grown Diamond Company™, a high-tech company that leverages proprietary technology to produce high-quality, single-crystal, Lab-Grown Diamonds for jewelry and diamond materials for industrial uses, today reports that, as previously disclosed, on October 12, 2023, the Company received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) notifying the Company of its noncompliance with Nasdaq Listing Rule 5550(a)(2) (the “Rule”) by failing to maintain a minimum bid price for the Company’s common shares of at least $1.00 per share for 30 consecutive business days. The Company was allowed an initial 180-day grace period, or until April 9, 2024, (the “Compliance Period”), to regain compliance with the Rule. To regain compliance with the Rule the closing bid price of the Company’s common shares needed to be at least $1.00 per share for a minimum of ten consecutive business days during the Compliance Period.

On April 11, 2024, the Company received notification that it had failed to regain compliance with the Rule and is not eligible for a second 180 day compliance period because of its failure to comply with the $5 million minimum stockholders’ equity initial listing requirement for the period ended December 31, 2023. Unless the Company timely requests a hearing before an independent Nasdaq Hearings Panel (the “Panel”), the Company’s securities will be subject to delisting. Accordingly, the Company will request a hearing before the Panel. The hearing request will automatically stay any suspension or delisting action pending the hearing and the expiration of any additional extension period granted by the Panel following the hearing. In that regard, pursuant to the Nasdaq Listing Rules, the Panel has the discretion to grant an additional extension period that can expire as late as October 8, 2024. At the hearing, the Company will be asked to provide a plan to regain compliance to the Panel. The Company intends to present a plan to regain compliance with the Rule and request the continued listing of its common shares on Nasdaq pending such compliance. However, there can be no assurance that the Panel will grant the Company’s request or that the Company will ultimately regain compliance with all applicable requirements for continued listing on Nasdaq.

About Adamas One Corp.

Adamas is a lab-grown diamond manufacturer that produces near flawless single-crystal diamonds for gemstone and industrial applications, in its facilities in Greenville, South Carolina. Adamas One™ was awarded the “Best Lab-Grown Diamond Manufacturer for 2023.” The Company holds 36 patents and uses its proprietary chemical vapor deposition (CVD) to grow gem-sized and smaller diamond crystals. Adamas One™ lab-grown diamonds have the same physical, chemical and optical properties as mined diamonds. The Company’s controlled manufacturing processes enables it to produce very high-quality, high-purity, single-crystal colorless, near colorless and fancy colored Type IIA diamonds to suit a variety of industrial and gemstone applications. The Company intends to market and sell its diamonds into the wholesale jewelry and industrial markets. For more information about Adamas One Corp. and its award-winning lab-grown diamonds. For more information, visit us at www.adamasone.com.

Not Mined. Not Fake. Just Sped Up Perfection. ™

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. To the extent that the information presented in this press release discusses financial projections, information, or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “should”, “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” and “proposes.” Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading “Risk Factors” and elsewhere in documents that we file from time to time with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of the document in which they are contained, and Adamas One Corp. does not undertake any duty to update any forward-looking statements except as may be required by law. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

For more information contact:

Investor Relations

CORE IR

Scott Arnold, Managing Partner

516 222 2560

ir@adamasone.com

Media Relations

CORE IR

Jules Abraham

917 885 7378

Source: Adamas One Corp

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